Exhibit 10.2

GUARANTEE, SECURITY AND COLLATERAL AGENCY AGREEMENT

made by

VALASSIS COMMUNICATIONS, INC.

and certain of its Subsidiaries

in favor of

BEAR STEARNS CORPORATE LENDING INC.,

as Collateral Agent

Dated as of March 2, 2007

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SECTION 6. REMEDIAL PROVISIONS		22
6.1.	Certain Matters Relating to Receivables	22
6.2.	Communications with Obligors; Grantors Remain Liable	22
6.3.	Pledged Stock	23
6.4.	Proceeds to be Turned Over to Collateral Agent	24
6.5.	Application of Proceeds	24
6.6.	Code and Other Remedies	25
6.7.	Registration Rights	26
6.8.	Waiver; Deficiency	27
6.9.	Default Notice	27

SECTION 7. THE COLLATERAL AGENT		27
7.1.	Appointment, Powers and Immunities	27
7.2.	Reliance by Collateral Agent	28
7.3.	Indemnification	28
7.4.	Non-Reliance on Collateral Agent and Other Secured Parties	29
7.5.	Failure to Act	29
7.6.	Agency for Perfection	29
7.7.	Resignation	29
7.8.	Concerning the Collateral and the Security Agreements	29
7.9.	Collateral Agent’s Appointment as Attorney-in-Fact, etc.	30
7.10.	Duty of Collateral Agent	32
7.11.	Execution of Financing Statements	32
7.12.	Authority of Collateral Agent	32

SECTION 8. MISCELLANEOUS		33
8.1.	Amendments in Writing	33
8.2.	Notices	33
8.3.	No Waiver by Course of Conduct; Cumulative Remedies	33
8.4.	Enforcement Expenses; Indemnification	34
8.5.	Successors and Assigns	34
8.6.	Set-Off	34
8.7.	Counterparts	35
8.8.	Severability	35
8.9.	Section Headings	35
8.10.	Integration	35
8.11.	Governing Law	35
8.12.	Submission To Jurisdiction; Waivers	35
8.13.	Acknowledgements	36
8.14.	Additional Grantors	36
8.15.	Releases	36
8.16.	Waiver of Jury Trial	37

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GUARANTEE, SECURITY AND COLLATERAL AGENCY AGREEMENT, dated as of March 2, 2007 (together with all amendments, supplements or other modifications, if any, from time to time, this “Agreement”), by each of the parties signatory hereto as grantors (together with any other entity that may become a party hereto as a grantor as provided herein, the “Grantors”), in favor of BEAR STEARNS CORPORATE LENDING INC. (“Bear Stearns”), in its capacity as collateral agent acting pursuant to this Agreement for the benefit of the Secured Parties (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of March 2, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Valassis Communications, Inc., a Delaware corporation (the “Borrower”), the banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Bear, Stearns & Co. Inc. and Banc of America Securities LLC, as joint bookrunners and as joint lead arrangers, Banc of America, N.A., as syndication agent, The Royal Bank of Scotland plc, JPMorgan Chase Bank, N.A. and General Electric Capital Corporation, as co-documentation agents, and Bear Stearns in its capacity as administrative agent acting for and on behalf of the banks and other financial institutions or entities from time to time parties thereto (in such capacity, the “Administrative Agent”), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower and The Bank of New York Trust Company, N.A., in its capacity as trustee (in such capacity, the “2009 Indenture Trustee”), have entered into that certain Indenture, dated January 12, 1999 (as amended, supplemented or otherwise modified from time to time, the “2009 Indenture”), pursuant to which the Borrower has issued the 6 5/8% Senior Notes due 2009 (the “2009 Senior Notes”) to the noteholders thereunder (the “2009 Noteholders”);

WHEREAS, the Borrower and BNY Midwest Trust, in its capacity as trustee (in such capacity, the “2033 Indenture Trustee”; together with the 2009 Indenture Trustee, collectively, the “Trustees”), have entered into that certain Indenture, dated May 22, 2003 (as amended, supplemented or otherwise modified from time to time, the “2033 Indenture”; together with the 2009 Indenture, collectively, the “Indentures”), pursuant to which the Borrower has issued the Senior Convertible Discount Notes due 2033 (the “2033 Convertible Notes”) to the noteholders thereunder (the “2033 Noteholders”);

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and, to the extent applicable, from the Specified Hedge Agreements;

WHEREAS, Borrower has currently outstanding the 2009 Senior Notes issued under the 2009 Indenture and the 2033 Convertible Notes issued under the 2033 Indenture; and

WHEREAS, it is a condition precedent, among others, to the obligation of (i) the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement and, to the extent applicable, of Qualified Counterparties to provide financial accommodations under Specified Hedge Agreements, (ii) the 2009 Indenture Trustee to execute and deliver the 2009 Supplemental Indenture (as hereinafter defined) on behalf of the 2009 Noteholders and (iii) the 2033 Indenture Trustee to execute and deliver the 2033 Supplemental Indenture (as hereinafter defined) on behalf of the 2033 Noteholders, that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the foregoing premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce Qualified Counterparties to enter into Specified Hedge Agreements, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(a) The following terms shall have the following meanings:

“2009 Supplemental Indenture”: the Second Supplemental Indenture, dated as of March 2, 2007, between the Borrower and the 2009 Indenture Trustee.

“2033 Supplemental Indenture”: the First Supplemental Indenture, dated as of March 2, 2007, between the Borrower and the 2033 Indenture Trustee.

“Agreement”: this Guarantee, Security and Collateral Agency Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Credit Agreement Obligations”: the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower and its Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, or the other Loan Documents or, any Letter of Credit, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agents or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Borrower Hedge Agreement Obligations”: the collective reference to all obligations and liabilities of the Borrower and its Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Qualified Counterparty that are required to be paid by the Borrower pursuant to the terms of any Specified Hedge Agreement).

“Borrower Noteholder Obligations”: the collective reference to all obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the 2009 Senior Notes and the 2033 Convertible Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the 2009 Indenture Trustee or the 2033 Indenture Trustee on behalf of the 2009 Noteholders or the 2033 Noteholders, respectively, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the 2009 Indenture, the 2033 Indenture, the 2009 Senior Notes, the 2033 Convertible Notes, this Agreement, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the 2009 Indenture Trustee or the 2033 Indenture Trustee that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Borrower Obligations”: the collective reference to (i) the Credit Facility Obligations, (ii) the Borrower Noteholder Obligations and (iii) all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of this Agreement).

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

“Contracts”: with respect to any Grantor any contracts or agreements of such Grantor, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights”: (i) all copyrights of any Grantor arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Credit Facility Indebtedness”: all Credit Facility Obligations owing by the Borrower and its Subsidiaries to the Secured Credit Parties including, without limitation, all obligations, liabilities and indebtedness of every kind, nature and description arising under any of the Loan Documents, the Letters of Credit, any Specified Hedge Agreement, any Cash Management Agreement, or any other document made, delivered or given in connection herewith or therewith.

“Credit Facility Obligations”: (a) in the case of the Borrower, the collective reference to (i) the Borrower Credit Agreement Obligations and (ii) the Borrower Hedge Agreement Obligations, and (iii) all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the Secured Credit Parties that are required to be paid by the Borrower pursuant to the terms of this Agreement), and (b) in the case of each Guarantor, its Guarantor Obligations.

“Default Notice”: (a) in the case of the 2009 Indenture Trustee, a written notice from the 2009 Indenture Trustee of a declaration by the 2009 Indenture Trustee of an Event of Default under and as defined in the 2009 Indenture, which notice describes such Event of Default and states that such notice is a “Default Notice”, (b) in the case of the 2033 Indenture Trustee, a written notice from the 2033 Indenture Trustee of a declaration by the 2033 Indenture Trustee of an Event of Default under and as defined in the 2033 Indenture, which notice describes such Event of Default and states that such notice is a “Default Notice” and (c) in the case of the Administrative Agent, a written notice from the Administrative Agent of an Event of Default under and as defined in the Credit Agreement, which notice describes such Event of Default and states that such notice is a “Default Notice”.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Event of Default”: any “Event of Default” under the Credit Agreement, any “Event of Default” under the 2009 Indenture or any “Event of Default” under the 2033 Indenture (as such terms are defined in the Credit Agreement, the 2009 Indenture and the 2033 Indenture, respectively).

“Financing Agreements”: the collective reference to the Loan Documents, the Indenture Documents and the Security Agreements.

“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Credit Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document or any Specified Hedge Agreement).

“Guarantors”: the collective reference to each Grantor other than the Borrower.

“Indenture Documents”: collectively, the 2009 Indenture, the 2033 Indenture, the Supplemental Indentures and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other Person to, or in favor of the 2009 Indenture Trustee or the 2033 Indenture Trustee, as applicable, in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced or replaced.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to any Group Member.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) of each Grantor and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property.

“Material Contract”: with respect to any Grantor, (i) the Acquisition Documentation, (ii) any contract, purchase order, lease, instrument or other written agreement to which such Grantor is a party involving aggregate consideration payable to or by such Grantor of $2,500,000 or more and (iii) all other contracts or agreements as to which the breach, termination, cancellation, nonperformance or failure to renew would reasonably be expected to have a Material Adverse Effect.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Noteholders”: collectively, 2009 Noteholders and the 2033 Noteholders.

“Note Indebtedness”: all obligations, liabilities and indebtedness of every kind, nature and description owing by the Borrower to the 2009 Noteholders and the 2033 Noteholders arising under any of the Indenture Documents.

“Obligations”: (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith of any Grantor, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”: all rights under any written agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

“Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2(a), together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person (other than each Issuer set forth on Schedule 2(b)) that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Required Debtholders”: at any time, the holders of more than 50% of the Total Indebtedness.

“Secured Credit Parties”: the collective reference to the Lenders, the Agents, the Qualified Counterparties, the Issuing Lender and the Swingline Lender; each sometimes individually referred to herein as a “Secured Credit Party”.

“Secured Parties”: the collective reference to the Secured Credit Parties, the 2009 Noteholders, the 2033 Noteholders, the 2009 Indenture Trustee and the 2033 Indenture Trustee; each sometimes individually referred to herein as a “Secured Party”.

“Securities Act”: the Securities Act of 1933, as amended.

“Security Agreements”: this Agreement and any other agreement at any time executed and/or delivered by any Grantor to or in favor of the Collateral Agent granting a Lien upon any Collateral of such Grantor, in each case as the same now or may hereafter exist and may be amended, modified, supplemented, extended, renewed, restated or replaced; each sometimes individually referred to herein as a “Security Agreement”.

“Supplemental Indentures”: the collective reference to (i) the 2009 Supplemental Indenture and (ii) the 2033 Supplemental Indenture; each sometimes individually referred to herein as a “Supplemental Indenture”.

“Total Indebtedness”: the collective reference to (i) the Credit Facility Indebtedness and (ii) the Note Indebtedness.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired by any Grantor, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

“Trademark License”: any rights under any written agreement providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

“Unasserted Contingent Obligations”: at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) Obligations in respect of the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit or contingent payments that may be payable upon termination of a Specified Hedge Agreement) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

1.2. Other Definitional Provisions

(a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. GUARANTEE

2.1. Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Credit

Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Credit Facility Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Credit Facility Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Credit Party hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Credit Facility Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Credit Facility Obligations.

(e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Credit Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Credit Facility Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Credit Facility Obligations or any payment received or collected from such Guarantor in respect of the Credit Facility Obligations), remain liable for the Credit Facility Obligations up to the maximum liability of such Guarantor hereunder until the Credit Facility Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

2.2. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Credit Parties, and each Guarantor shall remain liable to the Secured Credit Parties for the full amount guaranteed by such Guarantor hereunder.

2.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Credit Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Credit Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Secured Credit Party for the payment of the Credit Facility Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Secured Credit Parties by the Borrower on account of the Credit Facility Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Credit Facility Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Secured Credit Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Credit Facility Obligations, whether matured or unmatured, as the Collateral Agent may determine in accordance with Section 6.5.

2.4. Amendments, etc. with respect to the Credit Facility Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Credit Facility Obligations made by any Secured Credit Party may be rescinded by such Secured Credit Party and any of the Credit Facility Obligations continued, and the Credit Facility Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Credit Party, and the Credit Agreement and the other Loan Documents, any Specified Hedge Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with their respective terms, and any collateral security, guarantee or right of offset at any time held by any Secured Credit Party for the payment of the Credit Facility Obligations may be sold, exchanged, waived, surrendered or released. No Secured Credit Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Credit Facility Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Facility Obligations and notice of or proof of reliance by any Secured Credit Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Credit Facility Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Credit Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Credit Facility Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (1) the validity or enforceability of the Credit Agreement or any other Loan Document or any Specified Hedge Agreement, any of the Credit Facility Obligations or

any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Credit Party, (2) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Credit Party, or (3) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Credit Facility Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance, other than termination of this guarantee pursuant to the terms of this Section 2. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Credit Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Credit Facility Obligations or any right of offset with respect thereto, and any failure by any Secured Credit Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Credit Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Credit Facility Obligations is rescinded or must otherwise be restored or returned by any Secured Credit Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars at the Payment Office specified in the Credit Agreement.

2.8. Representations in Credit Agreement. Each Guarantor hereby represents and warrants to each Secured Credit Party that, in the case of such Guarantor, the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Collateral Agent and each Secured Credit Party shall be entitled to rely on each of them as if they were fully set forth herein; provided, that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 2.8, be deemed to be a reference to such Guarantor’s knowledge.

2.9. Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

SECTION 3. GRANT OF SECURITY INTEREST

3.1. Grant of Security Interest. Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Contracts;

(d) all Deposit Accounts;

(e) all Documents (other than title documents with respect to Vehicles);

(f) all Equipment;

(g) all General Intangibles;

(h) all Instruments;

(i) all Intellectual Property;

(j) all Inventory;

(k) all Investment Property;

(l) all Letter-of-Credit Rights;

(m) all Commercial Tort Claims with a potential value in excess of $1,000,000, including, without limitation, those identified on Schedule 7;

(n) all Goods and other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(o) all books and records pertaining to the Collateral; and

(p) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

3.2. Acknowledgement of Liens; Pari Passu Basis. Each Secured Party hereby acknowledges that the Collateral Agent, acting for and on behalf of the other Secured Parties, (a) has been granted a Lien upon the Collateral and (b) holds the Collateral as agent under this Agreement and the other Security Agreements for the equal and ratable benefit of the Secured Parties as provided herein. Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of the Collateral Agent in any Collateral, and notwithstanding any conflicting provisions, terms or conditions of the New York UCC or any other applicable law or the Loan Documents or the Indenture Documents or any other circumstance whatsoever, each of the Secured Parties expressly agrees that the Lien granted to the Collateral Agent in the Collateral shall secure the Credit Facility Obligations and the Borrower Noteholder Obligations on a pari passu basis for the benefit of the respective Secured Parties.

SECTION 4. REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to each Secured Party that:

4.1. Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, Lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.2. Perfected Liens. The security interests granted pursuant to this Agreement create a valid security interest, and upon the filing of the appropriate financing statements in the jurisdictions listed on Schedule 4, a perfected security interest, in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations with respect to which a security interest may be perfected by filing pursuant to the UCC, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted under the Credit Agreement.

4.3. Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of incorporation, identification number from the jurisdiction of incorporation (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

4.4. Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

4.5. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.6. Investment Property.

(a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor, except (i) to the extent the pledge of any Foreign Subsidiary Voting Stock by one or more Grantors owning the Foreign Subsidiary Voting Stock of a Foreign Subsidiary would result in more than 66% of the total outstanding Foreign Subsidiary Voting Stock of such Foreign Subsidiary being pledged hereunder and (ii) with respect to each Issuer set forth on Schedule 2(b), the Capital Stock of which Issuer is not required to be pledged hereunder.

(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) Each of the Pledged Notes with respect to such Grantor constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) Such Grantor is the record and beneficial owner of the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement, any Liens permitted by the Credit Agreement, and stock options granted to employees or directors of any Grantor and the qualifying shares of any Grantor’s directors.

4.7. Receivables.

(a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

(b) None of the obligors on any Receivables is a Governmental Authority.

(c) The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects as of the date presented.

4.8. Contracts.

(a) No consent of any party (other than such Grantor) to any Material Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement, except as has been obtained.

(b) Each Material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Material Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Material Contract to any material adverse limitation, either specific or general in nature.

(d) Neither such Grantor nor (to such Grantor’s knowledge) any of the other parties to the Material Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(e) The right, title and interest of such Grantor in, to and under the Material Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f) Such Grantor has delivered to the Collateral Agent or otherwise provided the Collateral Agent with access to a complete and correct copy of each Material Contract, including all amendments, supplements and other modifications thereto.

(g) No amount payable to such Grantor under or in connection with any Material Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

(h) None of the parties to any Contract is a Governmental Authority.

4.9. Intellectual Property.

(a) Schedule 6 lists all registered Intellectual Property owned by such Grantor in its own name on the date hereof.

(b) On the date hereof, all material Intellectual Property of such Grantor described on Schedule 6 is valid, subsisting, unexpired and enforceable, and has not been abandoned.

(c) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

4.10. [Intentionally Omitted.]

4.11. Commercial Tort Claims.

(a) On the date hereof, except to the extent listed in Section 3.1 above, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $1,000,000.

(b) Upon the filing of a financing statement describing in reasonable detail any Commercial Tort Claim referred to in Section 5.11 hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

5.1. Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount in excess of $1,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

5.2. Maintenance of Insurance.

(a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against in the same general area by companies engaged in the same or a similar business and owning similar properties, or as may otherwise be reasonably satisfactory to the Collateral Agent and (ii) insuring such Grantor, the Collateral Agent and the Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be usual and customary for companies in the same general area engaged in the same or a similar business and owning similar properties, or as may otherwise be reasonably satisfactory to the Collateral Agent.

(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 10 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as insured party or loss payee and (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause.

(c) The Borrower shall deliver to the Collateral Agent a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Borrower to the Collateral Agent of its audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

5.3. [Intentionally Omitted.]

5.4. Maintenance of Perfected Security Interest; Further Documentation

(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever (except as otherwise permitted under the Credit Agreement and the other Loan Documents).

(b) Such Grantor will, if reasonably requested by the Collateral Agent, furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (1) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (2) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

5.5. Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of (1) all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (2) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.3; or

change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

5.6. Notices. Such Grantor will advise the Collateral Agent promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.7. Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Collateral Agent or except as otherwise permitted under the Credit Agreement, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

5.8. Receivables.

(a) Grantor may make the following adjustments to any Receivable in the ordinary course of business consistent with its past practice or otherwise pursuant to sound business judgment: (i) grant an extension of the time of payment of a Receivable, (ii) compromise or settle a Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of a Receivable, or (iv) allow a credit or discount on a Receivable.

(b) Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

5.9. Contracts. Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Material Contract that questions the validity or enforceability of such Material Contract.

5.10. Intellectual Property.

(a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain the quality of products and services offered under such Trademark at least in a manner substantially consistent with past business practice, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e) Such Grantor will notify the Collateral Agent immediately if it knows that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g) Such Grantor will take all reasonable (taking into account the economic value thereof) and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and, to the extent it is reasonable based on sound business judgment, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

5.11. Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $1,000,000, such Grantor shall within 30 days of obtaining such interest sign and deliver documentation reasonably acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim. Upon the filing of a financing statement describing in reasonable detail such Commercial Tort Claim against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law.

SECTION 6. REMEDIAL PROVISIONS

6.1. Certain Matters Relating to Receivables.

(a) The Collateral Agent shall have the right, no more than one (1) time in any 12-month period but at any time or times as Collateral Agent deems reasonably necessary after the occurrence and during the continuance of an Event of Default, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. No more than one (1) time in any 12-month period but more frequently as Collateral Agent may reasonably require after the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables; provided, that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) Upon the occurrence and during the continuation of an Event of Default, at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2. Communications with Obligors; Grantors Remain Liable.

(a) Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent in its own name or in the name of others may communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.

(b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3. Pledged Stock.

(a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent not prohibited in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) the Collateral Agent or its nominee may thereafter solely exercise (1) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (2) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (1) states that an Event of Default has occurred and is continuing and (2) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

6.4. Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5. Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order (it being understood that any application of such Proceeds constituting Collateral by the Collateral Agent towards the payment of the Obligations shall be made in the following order):

First, to pay incurred and unpaid fees and expenses of the Collateral Agent under this Agreement and any other Security Agreement;

Second, to pay pro rata (i) incurred and unpaid fees and expenses of the Agents under the Loan Documents and (ii) incurred and unpaid fees and expenses of the Trustees under the Indentures;

Third, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties in proportion to the outstanding Obligations then due and owing and remaining unpaid to the Secured Parties; and

Fourth, any balance of such Proceeds remaining after the Obligations (other than Unasserted Contingent Obligations) shall have been paid in full, no Letters of Credit shall be outstanding, the Commitments shall have terminated and, except as otherwise agreed by the affected Qualified Counterparties pursuant to the applicable Specified Hedge Agreements, any Specified Hedge Agreement shall have been terminated, shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes of this Section, to the extent that any Obligation is unmatured, unliquidated or contingent (other than Unasserted Contingent Obligations) at the time any distribution is to be made pursuant to clause Third above, the Collateral Agent shall allocate a portion of the amount to be distributed pursuant to such clause for the benefit of the Secured Parties holding such Obligations and shall hold such amounts for the benefit of such Secured Parties until such time as such Obligations become matured, liquidated and/or payable at which time such amounts shall be distributed to the holders of such Obligations to the extent necessary to pay such Obligations in full (with any excess to be distributed in accordance with this Section as if distributed at such time). In making determinations and allocations required by this Section, the Collateral Agent may conclusively rely upon information provided to it by the holder of the relevant Obligations (which, in the case of the immediately preceding sentence shall be a reasonable estimate of the amount of the Obligations) and shall not be required to, or be responsible for, ascertaining the existence of or amount of any Obligations.

6.6. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the fullest extent permitted by any Requirement of Law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk; provided, that the Collateral Agent reserves the right to reject any and all bids at such sales, which, based on commercially reasonably judgment, it shall deem inadequate. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places designated by the Collateral Agent that are reasonably convenient to such Grantor and the Collateral Agent, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 6.5, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral

Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder. The Collateral Agent shall give each Grantor not less than 10 days’ prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a private sale, state the day after which such sale may be consummated, (iii) contain the information specified in Section 9-613 of the UCC, (iv) be authenticated and (v) be sent to the parties required to be notified pursuant to Section 9-611(c) of the UCC; provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC. The Collateral Agent and each Grantor agree that such notice constitutes reasonable notification within the meaning of Section 9-611 of the UCC.

6.7. Registration Rights.

(a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Collateral Agent it is reasonably necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, reasonably necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are reasonably necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8. Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations.

6.9. Default Notice.

(a) If the Collateral Agent at any time receives a Default Notice, the Collateral Agent will promptly provide a copy of such Default Notice to each of the Administrative Agent, the 2009 Indenture Trustee and the 2033 Indenture Trustee. Thereafter, the Collateral Agent may (and at the written request of Required Debtholders shall) exercise and enforce the Collateral Agent’s interest, rights, powers and remedies in respect of the Collateral or under this Agreement or any other Security Agreement or applicable law. Unless it has been directed to the contrary by Required Debtholders, the Collateral Agent in any event may (but will not be obligated to) take or refrain from taking any such action with respect to an Event of Default as it may deem reasonably advisable and in the best interest of the Secured Parties.

(b) The Collateral Agent will not be required to inquire as to the occurrence or absence of any Event of Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Event of Default unless and until it receives a Default Notice.

(c) In connection with any vote of Required Debtholders under this Agreement, the votes of each Secured Party entitled to vote thereon shall be cast in the manner provided by the terms of the corresponding Loan Documents or Indenture Documents, as applicable. Each Secured Party entitled to vote shall have the number of votes equal to the aggregate outstanding principal amount of Total Indebtedness held by such Secured Party, as applicable.

SECTION 7. THE COLLATERAL AGENT

7.1. Appointment, Powers and Immunities. Each Secured Party hereby irrevocably designates, appoints and authorizes Bear Stearns Corporate Lending Inc. to act as Collateral Agent hereunder and under the Security Agreements with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement and any Security Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement or any Security Agreement be a trustee or fiduciary for any Secured Party; (b) shall not be responsible to the Secured Parties for any recitals, statements, representations or warranties contained in this Agreement or in any of the Security Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under this Agreement or any Security Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Security Agreement or any other document referred to or provided for herein or therein or for any failure by any Grantor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to the Secured Parties for any action taken or omitted to be taken by it hereunder or under any Security Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. The Collateral Agent may employ agents and attorneys-in-fact selected by it in good faith. Without limiting the generality of the foregoing, the Collateral Agent may, at its option, delegate any of its rights and powers under any Security Agreement with respect to Collateral located outside the United States to an affiliate of the Collateral Agent having offices outside the United States.

7.2. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, without inquiry or investigation and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement or any other Security Agreement, the Collateral Agent shall be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Administrative Agent, the 2009 Indenture Trustee or the 2033 Indenture Trustee, and such instructions of the Administrative Agent, the 2009 Indenture Trustee or the 2033 Indenture Trustee, as the case may be, and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties.

7.3. Indemnification. The Secured Credit Parties agree to indemnify the Collateral Agent (to the extent not reimbursed by the Borrower and without limiting the obligations of the Grantors) ratably, in accordance with their pro rata share, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent (including by any Secured Credit Party) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Security Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the reasonable costs and expenses that the Collateral Agent is obligated to pay) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that, no Secured Credit Party shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Collateral Agent as determined by a final non-appealable judgment of a court of competent jurisdiction.

7.4. Non-Reliance on Collateral Agent and other Secured Parties. Each Secured Party agrees that it has independently and without reliance on the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the other Grantors and has made its own decision to enter into its Financing Agreements and that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under its Financing Agreements. The Collateral Agent shall not be required to keep itself informed as to the performance or observance by any Grantor of any term or provision of this Agreement or any other Security Agreement or any other document referred to or provided for herein or therein or to inspect the properties or books of any Grantor. The Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the affairs, financial condition or business of any Grantor that may come into the possession of the Collateral Agent.

7.5. Failure to Act. Except for any action expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder and under any Security Agreement unless it shall receive further assurances to its satisfaction from the Secured Parties of their indemnification obligations under Section 7.3 hereof against any and all liability and reasonable expense that may be incurred by it by reason of taking or continuing to take any such action.

7.6. Agency for Perfection. The Collateral Agent and each Secured Party hereby appoints each other Secured Party as agent for the purpose of perfecting the security interests in and liens upon the Collateral, which, in accordance with the Uniform Commercial Code as from time to time in effect can be perfected only by possession. Should any Secured Party obtain possession of any Collateral, such Secured Party shall promptly notify the Collateral Agent thereof, and promptly upon the Collateral Agent’s request therefore shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions.

7.7. Resignation. Upon prior written notice to each of the Borrower, the Administrative Agent, the 2009 Indenture Trustee and the 2033 Indenture Trustee, the Collateral Agent may resign at any time. In the event of any such resignation, the Collateral Agent shall have the right to appoint a successor agent reasonably acceptable to each of the Administrative Agent, the 2009 Indenture Trustee and the 2033 Indenture Trustee (and, so long as no Event of Default has occurred and is continuing, the Borrower whose consent shall not be unreasonably withheld). Upon the acceptance of any appointment as agent hereunder by a successor agent, the successor agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall have no further duties and obligations hereunder. After any retiring Collateral Agent’s resignation hereunder, the provisions of this Section 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

7.8. Concerning the Collateral and the Security Agreements.

(a) Each Secured Party ratifies and confirms the Collateral Agent entering into this Agreement and authorizes and directs the Collateral Agent to enter into such additional Security Agreements as the Collateral Agent may determine to enter into from time to time. Each Secured Party agrees that any action taken by the Collateral Agent in accordance with the terms of this Agreement or any other Security Agreements relating to the Collateral, and the exercise by the Collateral Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Secured Parties.

(b) The Collateral Agent shall have no obligation whatsoever to any Secured Party or any other Person to investigate, confirm or assure that the Collateral exists or is owned by the Borrower or any Grantor or is cared for, protected or insured or has been encumbered, or that the Liens granted to the Collateral Agent under the Security Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity (except as otherwise expressly set forth in this Agreement), or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Agreement or in any of the other Security Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent, subject to the express provisions of this Agreement, may act in any manner it may deem appropriate, in its discretion, and that the Collateral Agent shall have no duty or liability whatsoever to any Secured Party, except for any liability to a Secured Party as a result of any action by the Collateral Agent that is determined to constitute gross negligence or willful misconduct pursuant to a final, non-appealable order of a court of competent jurisdiction.

7.9. Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s reasonable expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.9(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.9(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The reasonable expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.9, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans, Swingline Loans, Tranche B Term Loans and Delayed Draw Term Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.10. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. No Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.11. Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.12. Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement; provided that no such waiver amendment, supplement or modification shall require the consent of any Qualified Counterparty except as expressly provided in Section 11.1 of the Credit Agreement.

8.2. Notices. All notices, requests and demands to or upon any Grantor hereunder shall be effected in the manner provided for in Section 11.2 of the Credit Agreement; provided, that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1; and provided, further, that any such notices, requests and demands to or upon the Collateral Agent, 2009 Indenture Trustee and/or the 2033 Indenture Trustee shall be addressed to such trustees at their notice addresses set forth below:

If to Collateral Agent:

Bear Stearns Corporate Lending, Inc.

383 Madison Avenue

New York, New York 10179

Attention: Kevin Cullen

If to 2009 Indenture Trustee:

The Bank of New York Trust Company, N.A.

2 North La Salle Street, Suite 1020

Chicago, IL 60602

Attention: Corporate Trust Administration

If to 2033 Indenture Trustee:

BNY Midwest Trust Company

2 North La Salle Street, Suite 1020

Chicago, IL 60602

Attention: Corporate Trust Administration

8.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4. Enforcement Expenses; Indemnification.

(a) Each Guarantor agrees to pay, or reimburse each Secured Credit Party for, all its reasonable out-of-pocket costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2, and each Grantor agrees to pay, or reimburse each Secured Party for all its reasonable out-of-pocket costs and expenses incurred in connection with enforcing or preserving any rights under this Agreement and the other Loan Documents or Indenture Documents to which such Grantor is a party, including, without limitation, the reasonable out-of-pocket fees and disbursements of counsel (including the allocated reasonable fees and expenses of in house counsel) to the Secured Parties and of counsel to the Collateral Agent.

(b) Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Grantor (other than the Borrower) agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 11.5 of the Credit Agreement, Section 7.07 of the 2033 Indenture and Section 607 of the 2009 Indenture.

(d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent. By accepting the benefits of the Loan Documents, each Qualified Counterparty agrees to be bound by all of the applicable provisions thereof. Without limiting the foregoing, no Qualified Counterparty shall be entitled to the benefits of this Agreement unless such Qualified Counterparty shall have executed and delivered to the Collateral Agent a written instrument substantially in the form of Annex III hereto or in such other form as shall be satisfactory to the Collateral Agent with respect to its obligations under the Loan Documents and any Specified Hedge Agreement.

8.6. Set-Off. Each Grantor hereby irrevocably authorizes each Secured Credit Party at any time and from time to time while an Event of Default pursuant to Section 9(a) of the Credit Agreement, shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Credit Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Credit Party may elect, against and on account of the obligations and liabilities due and payable by such Grantor to such Secured Credit Party hereunder and due and payable claims of every nature and description of such Secured Credit Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Secured Credit Party may elect, whether or not any Secured Credit Party has made any demand for payment. Each Secured Credit Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Credit Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Credit Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the

Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13. Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 7.10(a) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15. Releases.

(a) At such time as (i) the Loans, the Reimbursement Obligations and the other Obligations (other than Unasserted Contingent Obligations and obligations (other than Unasserted Contingent Obligations) under or in respect of Hedge Agreements), whether under the Credit Agreement, the 2009 Indenture, the 2033 Indenture, or any other Loan Document or Indenture Document, shall have been paid in full (or cash collateralized in a manner satisfactory to the Collateral Agent), (ii) the Commitments have been terminated and no Letters of Credit shall be outstanding and (iii) the net termination liability under or in respect of, and other amounts due and payable under, Specified Hedge Agreements at such time shall have been paid or secured in the manner provided in such Specified Hedge Agreements or by a collateral arrangement reasonably satisfactory to the relevant Qualified Counterparties, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Collateral Agent, prior to the date of the proposed release, a written certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.16. WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.17. Relative Rights. This Agreement defines the relative rights of the Noteholders, on the one hand, and the Secured Credit Parties, on the other hand. Nothing in this Agreement shall (a) impair, as between any Grantor and any Noteholder, the Obligations of such Grantor, which are absolute and unconditional, to pay the Note Indebtedness, as and when the same shall become due and payable in accordance with the terms of the applicable Indenture Documents; (b) impair, as between any Grantor and any Secured Credit Party, the Obligations of such Grantor, which are absolute and unconditional, to pay the Credit Facility Indebtedness, as and when the same shall become due and payable in accordance with the terms of the applicable Loan Documents; (c) prevent any Noteholder from exercising its available remedies upon a default or event of default under the Indenture Documents to which such Noteholder is a party; or (d) prevent any Secured Credit Party from exercising its available remedies upon a default or event of default under the Loan Documents to which such Secured Credit Party is a party.

8.18. LLC Membership Interests.

(a) VCI Direct Mail, Inc. (“VCI Direct”) and Relationship Marketing Systems, LLC (“RMS”; together with VCI Direct, collectively, the “VRMS Members”), each as a member of Valassis Relationship Marketing Systems, LLC (“VRMS”) hereby consents, in accordance with Section 5.1(a) of the Amended and Restated Limited Liability Company

Agreement of VRMS (the “VRMS LLC Agreement”), to the assignment by each other VRMS Member of such VRMS Member’s Membership Interests (as such term is defined in the VRMS LLC Agreement) to the Collateral Agent, and that upon the exercise of the Collateral Agent rights and remedies pursuant to the terms and conditions of this Agreement, the Collateral Agent may become and exercise any rights or powers of a VRMS Member without any further consent, approval, or authorization from any other VRMS Member.

(b) NuWorld Marketing Limited (“NuWorld”) and Coupon Select, Inc. (“Coupon”; together with NuWorld, collectively, the “NCH Members”), each as a member of NCH NuWorld, L.L.C. (“NCH”) hereby consents, in accordance with Section 13.1 of the Limited Liability Company Operating Agreement of NCH (the “NCH LLC Agreement”), to the assignment by each other NCH Member of such NCH Member’s Units (as such term is defined in the VRMS LLC Agreement) and other interests in NCH to the Collateral Agent, and that upon the exercise of the Collateral Agent rights and remedies pursuant to the terms and conditions of this Agreement, the Collateral Agent may become and exercise any rights or powers of a NCH Member.

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Barry P. Hoffman
Name:	Barry P. Hoffman
Title:	Executive Vice President

VALASSIS COUPON CLEARING, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

VALASSIS INTERNATIONAL, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

NCH MARKETING SERVICES, INC.

By:	/s/ Michelle Carey Jones
Name:	Michelle Carey Jones
Title:	Vice President

NCH NUWORLD SPAIN INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

NCH NUWORLD, L.L.C. By: NCH Marketing Services, Inc., its Manager

By:	/s/ Michelle Carey Jones
Name:	Michelle Carey Jones
Title:	Vice President

RELATIONSHIP MARKETING GROUP, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

VCI DIRECT MAIL, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

VALASSIS RELATIONSHIP MARKETING SYSTEMS, LLC

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	General Manager

VALASSIS MANUFACTURING COMPANY

By:	/s/ William F. Hogg, Jr.
Name:	William F. Hogg, Jr.
Title:	President

VALASSIS SALES & MARKETING SERVICES, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

VALASSIS DATA MANAGEMENT, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

PROMOTION WATCH, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

VCI ELECTRONIC COUPONS, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

MBV, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

ADVO, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

ADVO INVESTMENT COMPANY, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

VALUE FAIR, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

MAILCOUPS DIRECT, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

COUPON DISTRIBUTORS, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

SHOPWISE.COM, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

MAIL MARKETING SYSTEMS, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

MAILCOUPS, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

VCI ENTERPRISES, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

COUPON SELECT, INC.

By:	/s/ Todd Wiseley
Name:	Todd Wiseley
Title:	Vice President

BEAR STEARNS CORPORATE LENDING INC., as Collateral Agent

By:	/s/ Victor Bulzacchelli
Name:	Victor Bulzacchelli
Title:	Vice President

ACKNOWLEDGED AND AGREED TO:

BEAR STEARNS CORPORATE LENDING INC., as Administrative Agent

By:	/s/ Victor Bulzacchelli
Name:	Victor Bulzacchelli
Title:	Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A., as 2009 Indenture Trustee

By:	/s/ Roxane Ellwanger
Name:	Roxane Ellwanger
Title:	Assistant Vice President

BNY MIDWEST TRUST, as 2033 Indenture Trustee

By:	/s/ Roxane Ellwanger
Name:	Roxane Ellwanger
Title:	Assistant Vice President

Annex I

to

Guarantee, Security and Collateral Agency Agreement

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of                     , 200    , made by                                                                                       , a                                          corporation (the “Additional Grantor”), in favor of BEAR STEARNS CORPORATE LENDING INC., as Collateral Agent. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee, Security and Collateral Agency Agreement referred to below.

W I T N E S S E T H :

WHEREAS, VALASSIS COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), the Lenders and the Collateral Agent have entered into a Credit Agreement, dated as of March                     , 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee, Security and Collateral Agency Agreement, dated as of March __, 2007 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee, Security and Collateral Agency Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Agreement, hereby becomes a party to the Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules                     * to the Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

*	Refer to each Schedule which needs to be supplemented.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex II

to

Guarantee, Security and Collateral Agency Agreement

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee, Security and Collateral Agency Agreement dated as of March                     , 2007 (the “Agreement”), made by the Grantors parties thereto for the benefit of BEAR STEARNS CORPORATE LENDING INC., as Collateral Agent. The undersigned agrees for the benefit of the Secured Parties as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) of the Agreement.

3. The terms of Sections 6.3(a) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(a) or 6.7 of the Agreement.

[NAME OF ISSUER]

By
Title

Address for Notices:

Fax:

Annex III

to

Guarantee, Security and Collateral Agency Agreement

DESIGNATION NOTICE

DESIGNATION NOTICE, dated as of                     , 200    , made by                                                                                               , a                                  corporation (the “Qualified Swap Counterparty”), in favor of BEAR STEARNS CORPORATE LENDING INC., as Collateral Agent. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee, Security and Collateral Agency Agreement referred to below.

W I T N E S S E T H :

WHEREAS, VALASSIS COMMUNICATIONS, INC. (the “Borrower”), the Lenders and the Collateral Agent have entered into a Credit Agreement, dated as of March __, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and the Qualified Counterparty are permitted to designate the Hedge Agreement described herein as a “Specified Hedge Agreement” under the Credit Agreement and the Guarantee, Security and Collateral Agency Agreement, dated as of March __, 2007 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement and the Agreement require that the Borrower and the Qualified Counterparty deliver this Designation Notice to the Collateral Agent; and

WHEREAS, the Qualified Counterparty has agreed to execute and deliver this Designated Notice in order to become a Qualified Counterparty and Secured Party under the Agreement and the other Loan Documents;

NOW, THEREFORE, IT IS AGREED:

1. Designation and Agreement. The Borrower and the Qualified Counterparty hereby designate that the Hedge Agreement described on Schedule 1 hereto to be a “Specified Hedge Agreement” and hereby represent and warrant to the Collateral Agent that such Hedge Agreement satisfies all the requirements under the Loan Documents to be so designated. By executing and delivering this Designation Notice, the Qualified Swap Counterparty, as provided in Section 8.5 of the Agreement, hereby agrees to be bound by all of the provisions of Loan Documents which are applicable to it as a Qualified Counterparty or a Secured Party thereunder and hereby (a) confirms that it has received a copy of the Loan Documents and such other documents and information as it has deemed appropriate to make its own decision to enter into Designation Notice, (b) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto, and (d) agrees that it will be bound by the provisions of the Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Qualified Counterparty or Secured Party. Without limiting the foregoing, the Qualified Counterparty agrees to indemnify each Agent as contemplated by Section 10.7 of the Credit Agreement with respect to any action taken by it in respect of the Collateral or any breach by it of this Agreement or the Loan Documents and, with respect to all other matters covered by Section 10.7 of the Credit Agreement which relate to the Collateral, agrees to undertake a portion of the liability of the Lenders thereunder (without relieving the Lenders of their obligations) determined based on net termination liability (if any) of the Loan Party to the Qualified Counterparty under the applicable Specified Hedge Agreement in lieu of the Aggregate Exposure.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. In addition, the provisions of Section 8.7, 8.8, 8.10 and 8.12 of the Agreement are incorporated herein by reference mutatis mutandis.

IN WITNESS WHEREOF, the undersigned has caused this Designation Notice to be duly executed and delivered as of the date first above written.

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By:
Name:
Title: